                                                                   Exhibit 10.12







        ---------------------------------------------------------------










                      PREFERRED STOCK PURCHASE AGREEMENT


                        INTERNET CAPITAL GROUP, L.L.C.

                                      and

                              WATER ONLINE, INC.








        ---------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I - PURCHASE, SALE AND TERMS OF SHARES.......................................................1

1.01. The Preferred Shares...........................................................................1
1.02. The Conversion Shares..........................................................................1
1.03. Purchase Price and Closing.....................................................................1
1.04. Use of Proceeds................................................................................2
1.05. Representations by the Purchaser...............................................................2
         (a) Investment Representations..............................................................2
         (b) Access to Information...................................................................3
         (c) General Access..........................................................................3
         (d) Sophistication and Knowledge............................................................3
         (e) Transfer Restrictions Imposed by Securities Laws........................................3
         (f) Lack of Liquidity.......................................................................3
         (g) Suitability and Investment Objectives...................................................3
         (h) Accredited Investor Status..............................................................4
         (i) Restrictions on Future Investments......................................................4

1.06. Brokers or Finders.............................................................................4

ARTICLE II - CONDITIONS TO PURCHASER'S OBLIGATIONS...................................................4

2.01. Representations and Warranties.................................................................4
2.02. Documentation at Closing.......................................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................6

3.01. Organization and Standing of the Company.......................................................6
3.02. Corporate Action...............................................................................6
3.03. Governmental Approvals.........................................................................7
3.04. Litigation.....................................................................................7
3.05. Certain Agreements of Officers and Employees...................................................8
3.06. Compliance with Other Instruments..............................................................8
3.07. Title to Assets, Patents.......................................................................8
3.08. Financial Information..........................................................................10
3.09. Taxes..........................................................................................10
3.10. ERISA..........................................................................................10
3.11. Transactions with Affiliates...................................................................10
3.12. Assumptions or Guaranties of Indebtedness of Other Persons.....................................11




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


3.13. Investments in Other Persons...................................................................11
3.14. Securities Act of 1933.........................................................................11
3.15. Disclosure.....................................................................................11
3.16. Brokers or Finders.............................................................................11
3.17. Capitalization; Status of Capital Stock........................................................12
3.18. Registration Rights............................................................................12
3.19. Insurance......................................................................................12
3.20. Books and Records..............................................................................13
3.21. Material Agreements............................................................................13
3.22. Absence of Certain Developments................................................................13
3.23. Environmental and Safety Laws..................................................................13
3.24. U.S. Real Property Holding Corporation.........................................................13
3.25. Business Plan..................................................................................13

ARTICLE IV - COVENANTS OF THE COMPANY................................................................14

4.01. Affirmative Covenants of the Company Other Than Reporting Requirements.........................14
         (a) Maintenance of Key Man Insurance........................................................14
         (b) Inspection Rights.......................................................................14
         (c) Budgets Approval........................................................................14
         (d) Financing...............................................................................15
         (e) New Developments........................................................................15
         (f) Meetings of Directors, Committees and Observer Rights...................................15
         (g) Agreements of Officers and Employees....................................................15
         (h) By-laws; Meetings and Indemnification...................................................16
         (i) Corporate Existence.....................................................................16
         (j) Properties, Business, Insurance.........................................................16
         (k) Expenses of Directors...................................................................16
         (l) Compliance with Laws....................................................................16
         (m) Keeping of Records and Books of Account.................................................16
         (n) Size of Board...........................................................................17
         (o) Rule 144A Information...................................................................17

4.02. Negative Covenants of the Company..............................................................17
         (a) Dealings with Affiliates................................................................17
         (b) Issuance of Equity Securities...........................................................17
         (c) Compensation to Officers................................................................18
         (d) Maintenance of Ownership of Subsidiaries................................................18
         (e) Transfer of Technology..................................................................18
         (f) Conduct of Business.....................................................................18
         (g) Assumptions or Guaranties of Indebtedness of Other Persons..............................18
         (h) Investments in Other Corporations or Entities...........................................19


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

         (i) Amendments..............................................................................19

4.03. Reporting Requirements.........................................................................19
         (a) Monthly Reports.........................................................................19
         (b) Annual Reports..........................................................................20
         (c) Budgets and Operating Plan..............................................................20
         (d) Notice of Adverse Changes...............................................................20
         (e) Reports and Other Information...........................................................20

ARTICLE V- REGISTRATION RIGHTS.......................................................................20

5.01. Piggy-Back Registrations.......................................................................21
5.02. Required Registration..........................................................................21
5.03. Registrations on Form S-3......................................................................22
5.04. Effectiveness..................................................................................22
5.05. Indemnification of Holder of Registrable Shares................................................22
5.06. Indemnification of Company.....................................................................24
5.07. Exchange Act Registration......................................................................26
5.08. Damages........................................................................................26
5.09. Further Obligations of the Company.............................................................26
5.10. Expenses.......................................................................................28
5.11. Approval of Underwriter........................................................................28
5.12. Transferability................................................................................28
5.13. "Lock-Up" Agreement............................................................................28
         (a) Initial Public Offering.................................................................28
         (b) Lock-Up after Initial Public Offering...................................................29
5.14. Mergers, Etc...................................................................................29

ARTICLE VI - RIGHT OF FIRST REFUSAL..................................................................30

6.01. Right of First Refusal.........................................................................30
6.02. Notice of Acceptance...........................................................................31
6.03. Conditions to Acceptances and Purchase.........................................................31
         (a) Permitted Sales of Refused Securities...................................................31
         (b) Reduction in Amount of Offered Securities...............................................31
         (c) Closing.................................................................................31
6.04. Further Sale...................................................................................32
6.05. Termination and Waiver of Right of First Refusal...............................................32
6.06. Exception......................................................................................32



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
ARTICLE VII - DEFINITIONS AND ACCOUNTING TERMS.......................................................33

7.01. Certain Defined Terms..........................................................................33
7.02. Accounting Terms...............................................................................36

ARTICLE VIII - DISPUTE RESOLUTION....................................................................36

8.01. Good-Faith Negotiations........................................................................36

ARTICLE IX - MISCELLANEOUS...........................................................................38

9.01. No Waiver; Cumulative Remedies.................................................................38
9.02. Amendments, Waivers and Consents...............................................................38
9.03. Addresses for Notices..........................................................................38
9.04. Costs, Expenses and Taxes......................................................................39
9.05. Binding Effect; Assignment.....................................................................39
9.06. Survival of Representations and Warranties.....................................................39
9.07. Prior Agreements...............................................................................39
9.08. Severability...................................................................................39
9.09. Confidentiality................................................................................40
9.10. Public Announcements...........................................................................40
9.11. Governing Law..................................................................................40
9.12. Headings.......................................................................................40
9.13. Counterparts...................................................................................40
9.14. Further Assurances.............................................................................41


EXHIBIT 1.01
EXHIBIT 2.02(a)
EXHIBIT 2.02(b)
EXHIBIT 2.02(i)(A)
EXHIBIT 2.02(j)

                       PREFERRED STOCK PURCHASE AGREEMENT

                               WATER ONLINE, INC.



                                                       As of September 12, 1996

Internet Capital Group, L.L.C.
435 Devon Park Drive
Wayne, PA  19087

         Re:      Series A Preferred Stock

Gentlemen:

Water Online, Inc. (the "Company"), a Pennsylvania corporation, agrees with you as follows:

                                    ARTICLE I
                       PURCHASE, SALE AND TERMS OF SHARES

         1.01. The Preferred Shares. The Company has authorized the issuance, sale and exchange of 1,000,000 shares (the "Series A Shares") of its authorized but unissued shares of Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), at a purchase price of $1.00 per share to Internet Capital Group, L.L.C. (the "Series A Purchaser") and in the amount set forth in Exhibit
1.01 hereto. The Series A Preferred Stock is sometimes hereinafter referred to as the "Preferred Stock"; the Series A Shares are sometimes hereinafter referred to as the "Preferred Shares"; and the Series A Purchaser is sometimes hereinafter referred to as the "Purchaser". The designation, rights, preferences and other terms and provisions of the Preferred Stock are set forth in Exhibit 2.02(a) hereto.

         1.02. The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares". The Preferred Shares and Conversion Shares are sometimes collectively referred to as the "Shares".


         1.03. Purchase Price and Closing. The Company agrees to issue, sell and exchange to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase, that number of the Preferred Shares set forth in Exhibit 1.01. The aggregate purchase price of the Preferred Shares being acquired by Purchaser is set forth in Exhibit 1.01. The closing of the purchase, sale and exchange of the Preferred Shares to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of the Purchaser, 435 Devon Park Drive, Wayne, PA 19087 at 10:00 a.m. on September __, 1996, or at such time and date thereafter as the Purchaser and the Company may agree (the "Closing"). At the Closing, the Company will deliver to the Purchaser certificates for the number and series of Preferred Shares set forth under the heading "Number of Series A Shares", in Exhibit 1.01 registered in the Purchaser's name, against delivery of a check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration set forth on Exhibit 1.01, and the cancellation of an aggregate of $60,000 of principal of, and accrued interest on, indebtedness of the Company to the Purchaser as so set forth on Exhibit 1.01, as payment in full of the purchase price of the Series A Shares.

         1.04. Use of Proceeds. The Company shall use the cash proceeds from the sale of the Preferred Shares for working capital and general corporate purposes; provided, however, that the proceeds shall not be used by the Company to reduce any outstanding indebtedness other than accounts payable incurred in the normal course of business, and provided further that the Company may use up to $60,000 to exercise its right to repurchase 6% of the currently existing shares of Common Stock from certain minority shareholders.

         1.05.    Representations by the Purchaser.

                  (a) Investment Representations. Purchaser represents that it is its present intention to acquire the Shares to be acquired by it for its own account (and it will be the sole beneficial owner thereof) and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The acquisition by Purchaser of the Preferred Shares acquired by it shall constitute a confirmation of this representation by Purchaser. Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion of counsel, of an exemption from registration thereunder."


                  (b) Access to Information. Purchaser or its representative during the course of this transaction, and prior to the purchase of any Preferred Shares, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Preferred Shares and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

                  (c) General Access. Purchaser or its representative has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Preferred Stock, and confirms that all documents, records and books pertaining to Purchaser's investment in the Company and requested by Purchaser or its representative have been made available or delivered to him.

                  (d) Sophistication and Knowledge. Purchaser or its representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares. Purchaser can bear the economic risks of this investment and can afford a complete loss of its investment.

                  (e) Transfer Restrictions Imposed by Securities Laws. Purchaser understands that: the Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; Purchaser is and must be purchasing the Preferred Shares for investment for the account of Purchaser and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and applicable state securities laws, except as provided in Article V hereof; and Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

                  (f) Lack of Liquidity. Purchaser has no present need for liquidity in connection with its purchase of the Preferred Shares.

                  (g) Suitability and Investment Objectives. The purchase of the Preferred Shares by Purchaser is consistent with the general investment objectives of the Purchaser. The Purchaser understands that the purchase of the Preferred Shares involves a high degree of risk in view of the fact that, among other things, the Company is a start-up enterprise, and there may be no established market for the Company's capital stock.

                  (h) Accredited Investor Status. Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.


                  (i) Restrictions on Future Investments. Purchaser represents that it is not subject to any provisions in the limited liability company agreement or other governing instrument that may operate to restrict or limit its ability to make investments on or after the date hereof in capital stock of the Company.

         1.06. Brokers or Finders. Purchaser represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or its respective agents.

                                   ARTICLE II
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to purchase and pay for the Preferred Shares to be purchased by it at the Closing is subject to the following conditions (all of which shall be deemed satisfied or waived by the Purchaser at or prior to the Closing in the event all of the transactions contemplated to be effected at the Closing are consummated):

         2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct on the date of the Closing.

         2.02. Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following materials, each in form and substance satisfactory to the Purchaser and its special counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

                  (a) A copy of the Articles of Incorporation of the Company, as amended or restated to date, together with such evidence as may be available of the filing thereof; a copy of the resolutions of the Board of Directors providing for the approval of the Restated Articles of Incorporation of the Company in the form attached as Exhibit 2.02(a), the approval of this Agreement, the issuance of the Preferred Shares, such amendment of the By-laws of the Company as may be reasonably requested by the Purchaser, and all other agreements or matters contemplated hereby or executed in connection herewith; a copy of a consent of stockholders of the Company approving the Restated Articles of Incorporation of the Company; and a copy of the By-laws of the Company, all of which have been certified by the Secretary of the Company to be true, complete and correct in every particular; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Preferred Shares.

                  (b) The favorable opinion of John J. Hagan, Esquire, counsel for the Company, in the form set forth in Exhibit 2.02(b).


                  (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Preferred Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                  (d) A certificate of the President and the Treasurer of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the time of the Closing and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

                  (e) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement, the Preferred Shares and the other agreements and instruments executed and delivered by the Company in connection herewith and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Preferred Shares and the other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                  (f) The Articles of Incorporation of the Company shall have been amended and restated in the form set forth in Exhibit 2.02(a) attached hereto.

                  (g) A Certificate of the Secretary of State of the Commonwealth of Pennsylvania as to the due incorporation and good standing of the Company and a certificate of the Secretary of State of each jurisdiction in which the Company is required to qualify to do business as a foreign corporation shall have been provided to the Purchaser and its special counsel.

                  (h) Payment for the costs, attorneys' fees, consulting fees, expenses, taxes and filing fees identified in Section 9.04.

                  (i) Each of the employees listed on Exhibit 2.02(i)A shall have entered into Nondisclosure, Assignment of Developments and Non-Solicitation Agreements in the form satisfactory to the Purchaser (collectively, the "Nondisclosure Agreements") , and the Company and each of Michael J. Hagan ("Hagan") and Michael P. McNulty ("McNulty") shall have entered into Nondisclosure, Assignment of Developments, Non-Solicitation, Noncompetition and Severance Agreements in the form satisfactory to the Purchaser (collectively, the " Noncompetition Agreements") and copies thereof shall have been delivered to counsel for the Purchaser.

                  (j) The Purchaser, the Company, Hagan and McNulty shall have entered into a Voting, Stock Restriction and Co-Sale Agreement in the form attached as Exhibit 2.02(j) hereto (the "Voting and Stock Restriction Agreement").

                  (k) This Agreement shall have been executed by Purchaser and Purchaser shall have delivered to the Company the full purchase price for such Series A Preferred Stock., net the cancellation of the $60,000 indebtedness, per
Section 1.03 above.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as of the Closing as follows:

         3.01. Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and the Voting and Stock Restriction Agreement, to issue, sell and deliver the Preferred Shares and to issue and deliver the Conversion Shares and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

         3.02. Corporate Action. This Agreement, the Voting and Stock Restriction Agreement, the Noncompetition Agreements, and the other agreements executed in connection herewith have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Voting and Stock Restriction Agreement and the Noncompetition Agreements have been duly authorized, executed and delivered by the Shareholders (as defined therein) and constitutes the legal, valid and binding obligations of the Shareholders, enforceable against the several Shareholders in accordance with their respective terms. The Preferred Shares have been duly authorized. The issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all required corporate action; the Preferred Shares have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Voting and Stock Restriction Agreement; and the Conversion Shares have, as of the Closing, been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Voting and Stock Restriction Agreement.

         3.03. Governmental Approvals. Except as set forth on Exhibit 3.03 and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court of governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under this Agreement, the Voting and Stock Restriction Agreement or the Shares.

         3.04. Litigation. Except as disclosed in Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or against any officer, Key Employee (defined in Section
7.01 below) or the holder of more than ten percent (10%) of the capital stock of the Company relating to the Company or its business, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the best knowledge of the Company, any officer, Key Employee or holder of more than ten percent (10%) of the capital stock of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights (defined in Section 7.01 below), management or financial condition of the Company. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of this Agreement, any of the Preferred Shares, or any action taken or to be taken pursuant hereto or thereto. The foregoing sentences include, without limiting their generality, actions pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment or engagement of any of the Company's officers, employees or consultants or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person. Without limitation to the foregoing representations, a brief summary of the Company's material litigation and the disposition of such matters is set forth on Exhibit 3.04.

         3.05.    Certain Agreements of Officers and Employees.

                  (a) No officer, employee or consultant of the Company is, or is now, to the Company's knowledge, expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, including those set forth on Exhibit 3.05, relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not subject the Company or Purchaser to any liability with respect to any of the foregoing matters.

                  (b) No officer, consultant or Key Employee of the Company whose termination, either individually or in the aggregate, could have an adverse effect on the Company, has terminated since the date hereof, or to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company.

         3.06. Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Articles of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution, issuance and delivery of this Agreement, the Voting and Stock Restriction Agreement, the Noncompetition Agreements or the Preferred Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations. A schedule of Indebtedness of the Company as of September 1, 1996 (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as Exhibit 3.06.

         3.07. Title to Assets, Patents. The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company which forms Exhibit 3.08 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances other than (a) any such created in accordance with the terms of the leases, security agreements and other financing documents listed in Exhibit 3.07, (b) liens for taxes not yet due and payable,
(c) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, materialmen and the like, and (d) unperfected purchase money security interests existing in the ordinary course of business without the execution of a separate security agreement. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

         The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed to be operated (a complete list of licenses and registrations of such Intellectual Property Rights is attached hereto as Exhibit 3.07); and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the intellectual property rights of others. Except as set forth on Exhibit 3.07, no claim is pending or threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. Except pursuant to the terms of any licenses specified on Exhibit 3.07, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company, whether requiring payment of royalties or not.

         The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the best knowledge of the Company, all trade secrets and other confidential information of the Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Neither the Company, nor any of its employees or consultants has received notice of, and, to the best of the Company's knowledge after reasonable investigation, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party. No university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company.

         3.08. Financial Information. The financial statements of the Company, including (i) the Company's Compiled Financial Statements from the date of its incorporation, (September 1, 1995) through December 31, 1995, and the internally prepared financial statements for the six months ended June 30, 1996, attached hereto as Exhibit 3.08, present fairly the financial position of the Company as at the date or dates thereof (the "Financial Statements"). The Company does not have, and has no reasonable grounds to know of, any liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements. Except as set forth in Exhibit 3.08, since December 31, 1995, (i) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company; (ii) neither the business, financial condition, operations, prospects or affairs of the Company nor any of its properties or assets, including without limitation, its Intellectual Property Rights, have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock, except as set forth on Exhibit 3.08.

         3.09. Taxes. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened for any period, nor of any basis for any such assessment, adjustment or contingency. Neither the Company nor, to the best of the Company's knowledge, any of its stockholders, has ever filed a consent pertaining to the Company pursuant to Section 341(f) of the Code relating to collapsible corporations.

         3.10. ERISA. The Company makes no contributions to any employee pension benefit plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.11. Transactions with Affiliates. Except as set forth in Exhibit 3.11, there are no loans, leases, royalty agreements or other continuing transactions between (a) the Company or any of its customers or suppliers, and
(b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

         3.12. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person except as set forth in Exhibit 3.12.

         3.13. Investments in Other Persons. Except as set forth in Exhibit 3.13, the Company has not made any loans or advances to any Person which is outstanding on the date of this Agreement in excess of $5,000 in the aggregate, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. The Company does not have, and has not since its incorporation had, any Subsidiaries.

         3.14. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws.

         3.15. Disclosure. Neither this Agreement, the Financial Statements, nor any other agreement, document, certificate, statement, whether oral or written, furnished to the Purchaser or its special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. Projections made in the Business Plan are not considered to be facts for the purpose of this Section. Such projections were prepared in good faith on the basis of reasonable assumptions, and all such assumptions which are material to such projections have been disclosed in the Business Plan. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

         3.16. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

         3.17. Capitalization; Status of Capital Stock. As of the Closing, the Company will have a total authorized capitalization consisting of (i) 4,000,000 shares of Common Stock, $.01 par value, and (ii) 2,000,000 shares of Preferred Stock, $.01 par value, of which 1,000,000 shares will be designated as Series A Preferred Stock. As of the Closing, 1,100,800 shares of Common Stock will be issued and outstanding, and, without giving effect to the transactions contemplated hereby, no shares of Series A Preferred Stock will be issued or outstanding. A complete list of the capital stock of the Company which has been previously issued and the names in which such capital stock is registered on the stock transfer book of the Company is set forth in Exhibit 3.17 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Series A Shares when issued and delivered in accordance with the terms hereof, and the Conversion Shares, when issued and delivered upon conversion of the Series A Shares, will be duly authorized, validly issued, fully-paid and non-assessable. Except for 210,080shares of Common Stock that will be reserved for issuance upon exercise of stock options as further set forth in Exhibit 3.17, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. None of the Company's outstanding securities or authorized capital stock or the Preferred Stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person, except pursuant hereto or the Voting and Stock Restriction Agreement. Except as set forth in Exhibit 3.17, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. Except as set forth in Exhibit 3.17, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

         3.18. Registration Rights. Except as set forth on Exhibit 3.18, and except for the rights granted hereunder, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

         3.19. Insurance. The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer or self-insurer, with provision for reasonable deductibles.

         3.20. Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         3.21. Material Agreements. Except as set forth in Exhibit 3.21, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or Form S-18 if the Company were registering securities under the Securities Act, or any other agreement which could adversely affect the business, assets, liabilities, Intellectual Property Rights, financial condition or operations of the Company. The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound, the result of which could cause a material adverse change in the business, assets, liabilities, Intellectual Property Rights, operations or financial condition of the Company. Except as set forth in Exhibit 3.21, each of the contracts or agreements listed in Exhibit 3.21 is in full force and effect with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company has provided any notice of default or of its intention to terminate these agreements.

         3.22. Absence of Certain Developments. Except as provided in Exhibit
3.22 attached hereto, since June 30, 1996 the Company has not engaged in any activities except in the normal course of business, none of which are material.

         3.23. Environmental and Safety Laws. To the best of the Company's knowledge after due investigation, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and to the best of its knowledge after due investigation, no material expenditures will be required in order to comply with any such statute, law or regulation.

         3.24. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         3.25. Business Plan. All factual information contained in the Business Plan was when given and is at the date of this Agreement true, complete and accurate in all material respects and not misleading and, without prejudice to the generality of the foregoing, the financial forecasts contained in the Business Plan have been diligently prepared and such assumptions upon which they are based as to the prospects of the Company have been carefully considered and are honestly believed to be reasonable, having regard to the information available and to the market conditions prevailing at the time of their preparation and that the Company has made due and careful inquiry so as to ascertain (as far as possible) all such information and conditions which are relevant to the preparation of the Business Plan.


                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

         4.01. Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 4.01 are waived in any instance by all of the Investor Directors, the Company covenants and agrees that until the consummation of a Qualified Public Offering, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such
Subsidiary:

                  (a) Maintenance of Key Man Insurance. Within 90 days from the date hereof, maintain term life insurance on the lives of Michael J. Hagan and Michael P. McNulty, each in the amount of $250,000, in each case for so long as such person remains an officer or employee of the Company, the proceeds of which are payable to the Company. The Company will add Purchaser as a notice party to such policy and will request that the issuer of such policy provide the Purchaser with at least twenty (20) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

                  (b) Inspection Rights. Permit during normal business hours, upon reasonable request and notice, the Purchaser or any of its employees, agents or representatives, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, Key Employees, attorneys or independent accountants; provided, however, that Purchaser, and its employees, agents or representatives, as the case may be, agrees to hold all information confidential on the terms set forth in Section 9.09 hereof.

                  (c) Budgets Approval. At least thirty (30) days prior to the commencement of each fiscal year, prepare and submit to, and obtain in respect thereof the approval of two-thirds of the members of the Board of Directors, a business plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections, quarterly cash flow projections and a capital expenditure budget for the fiscal year.

                  (d) Financing. Promptly, fully and in detail, inform the Directors of any discussions, offers or contracts relating to possible financing of any material nature for the Company, whether initiated by the Company or any other Person.

                  (e) New Developments. Cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company's or any Subsidiary's employees or consultants to be documented in accordance with industry practice and, where possible and appropriate, to file and prosecute United States and foreign patent, copyright, trademark, mask work or other Intellectual Property Right applications relating to and protecting the Company's inventions, discoveries or developments on behalf of the Company or any Subsidiary.

                  (f) Meetings of Directors, Committees and Observer Rights. Hold meetings of the Company's Board of Directors not less than on a quarterly basis; hold meetings of the Company's Executive Committee of the Board of Directors not less than four times a year; permit Purchaser or its designee who is not affiliated with the Investor Directors to have one representative attend each meeting of the Board of Directors of the Company; permit Purchaser or its designee to attend each meeting of any committee thereof and to participate in all discussions during each such meeting; send to Purchaser and each Executive Shareholder (as defined in the Voting and Stock Restriction Agreement) the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be; and provide to Purchaser and each Executive Shareholder copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or any committee thereof.

                  (g) Agreements of Officers and Employees. Cause each employee of the Company or any Subsidiary now or hereafter employed to execute and deliver a Nondisclosure and Assignment of Developments Agreement in form and substance satisfactory to the Purchaser (or as otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors) and cause each Key Employee of the Company or any Subsidiary hereafter employed to execute and deliver a Non-competition Agreement in form and substance satisfactory to the Purchaser (or as otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors), and use its best efforts to cause all consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights to execute and deliver a Nondisclosure and Assignment of Developments Agreement in form and substance satisfactory to the Purchaser (or as otherwise approved by the Board of Directors, including a majority of the Investor Directors), and, if requested by Purchaser, to cause all employees of the Company or any Subsidiary, now or hereafter employed, who owns or acquires any capital stock of the Company, to execute and deliver a Stock Restriction Agreement in form and substance satisfactory to the Purchaser (or as otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors), except those employees who are Shareholders under the Voting and Stock Restriction Agreement; and the Company shall not amend or waive any of the provisions of such Nondisclosure and Assignment of Developments Agreements, Non-competition Agreements or Stock Restriction Agreements.

                  (h) By-laws; Meetings and Indemnification. The Company shall use its best efforts to at all times cause its By-laws to provide that, (A) unless otherwise required by the laws of the state of its incorporation, (i) any two directors or (ii) any holder or holders of at least 25% of the outstanding shares of Preferred Stock, voting as a separate class, shall have the right to call a meeting of the Board of Directors or stockholders, respectively and (B) a quorum for a meeting of the Board of Directors or any Committee hereof of which an Investor Director is a member shall require the attendance of at least one Investor Director (as defined in the Voting and Stock Restriction Agreement), except as otherwise provided in the Company's By-laws. The Company shall at all times maintain provisions in its By-laws or Articles of Incorporation indemnifying all directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

                  (i) Corporate Existence. Maintain and cause each of its Subsidiaries to maintain their respective corporate existence, Intellectual Property Rights, other rights and franchises in full force and effect to the extent appropriate in accordance with good business practice.

                  (j) Properties, Business, Insurance. Maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies of a similar size and financial condition similarly situated within the same industry.


                  (k) Expenses of Directors. Promptly reimburse in full each director of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of

Directors of the Company or any Committee thereof.

                  (l) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business, assets, Intellectual Property Rights, operations or condition, financial or otherwise.

                  (m) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                  (n) Size of Board. Fix and maintain the number of Directors on the Board of Directors of the Company at seven members, including four directors nominated by the Purchaser, one of which shall be the Chairman of the Board.

                  (o) Rule 144A Information. At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide as promptly as practicable (in any event not later than twenty (20) days after initial request) in written form, upon the written request of the Purchaser or a prospective buyer of Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, as promptly as practicable (in any event not later than twenty (20) days after initial request) to cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this Section 4.01(o) shall at all times be contingent upon the Purchaser obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such purchaser in evaluating the purchase of the Shares.

         4.02. Negative Covenants of the Company. The Company covenants and agrees that until the consummation of a Qualified Public Offering, it will comply with and observe the following negative covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, if and when such Subsidiary exists, and will not without the written consent or written waiver of all of the Investor Directors:

                  (a) Dealings with Affiliates. Enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements with any employee, consultant, officer or director of the Company or any Subsidiary or holder of five percent (5%) of any class of capital stock of the

Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% stockholders or members of their immediate families, (i) on terms less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties or (ii) except in the case of any transaction or series of transactions entered into in the ordinary course of business and involving less than $5,000 in the aggregate, without the approval of two-thirds of the Board of Directors (including a majority of the Investor Directors).

                  (b) Issuance of Equity Securities. Authorize or issue, or obligate itself to issue, any additional shares or capital stock of the Company of any class, provided, however, that the provisions of this Section 4.02(b) shall not apply to the issuance of: (i) the Conversion Shares; or (ii) up to 210,080 shares of Common Stock or options or warrants exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans approved by two-thirds of the members of the Compensation Committee (including any Investor Director on such Committee), or if no such committee, by two-thirds of the members of the Board of Directors of the Company (including a majority of the Investor Directors).

                  (c) Compensation to Officers. Except in any instance in which approval has been obtained by all of the Investor Directors or otherwise pursuant to Section 4.01(c) hereof, during any calendar year pay to any officer or senior manager compensation (including salary and bonus) which exceeds the compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses.

                  (d) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries, or the Company may sell all or a portion of any Subsidiary to the Company or any other subsidiary, provided that after giving effect to the transaction, the Subsidiary continues to remain a member of the Company's "consolidated group" for tax and accounting purposes.

                  (e) Transfer of Technology. Transfer, sell, dispose of, assign, lease, license or donate any ownership or interest in, or material rights relating to, and of its technology, or other Intellectual Property Rights to any person or entity which is not a member of the "consolidated group" of the Company and its Subsidiaries; provided, however, that this Section shall not apply to transfers or licenses of technology or Intellectual Property Rights accomplished in the ordinary course of business as presently conducted or proposed to be conducted.

                  (f) Conduct of Business. The Company covenants that it will not, and will not permit any of its Subsidiaries to engage in any business other than the business engaged in by each of them on the date hereof and any businesses or activities substantially similar or related thereto other than as contemplated by the Business Plan.

                  (g) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary except as provided for in Exhibit 3.12.

                  (h) Investments in Other Corporations or Entities. Make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any other corporation or entity which will not be operated as a wholly-owned Subsidiary, except:

                           (i) investments by the Company or a Subsidiary in
evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

                           (ii) investments by the Company or a Subsidiary in
certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $50,000,000;

                           (iii) investments by the Company or a Subsidiary in
the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition;

                           (iv) investments by the Company or a Subsidiary in
"Money Market" fund shares, or in money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (i), (ii) or (iii) of this subsection 4.02(h); or

                           (v) loans or advances from a Subsidiary to the
Company or from the Company to a Subsidiary.

                  (i) Amendments. Amend the Articles of Incorporation or By-laws of the Company.

         4.03. Reporting Requirements. Until the consummation of the Initial Public Offering, the Company will furnish the following to each Person who holds any of the shares issued pursuant to this Agreement:

                  (a) Monthly Reports. As soon as available and in any event within 15 days after the end of each calendar month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings and a summary statement of monthly cash flow of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the monthly budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with generally accepted accounting principles consistently applied; and, as soon as available and in any event within 15 days after the end of each fiscal quarter, a consolidated and consolidating statement of changes in financial position of the Company and its Subsidiaries for such quarter and for the corresponding period of the prior fiscal year, prepared in accordance with generally accepted accounting principles consistently applied;

                  (b) Annual Reports. As soon as available and in any event within 45 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by a majority of the Board of Directors;

                  (c) Budgets and Operating Plan. As soon as available and in any event at least 60 days before the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year, and as soon as available and in any event within 15 days after the end of each calendar month, monthly comparisons against the business plan and monthly operating budgets;

                  (d) Notice of Adverse Changes. Promptly after the occurrence thereof and in any event within five (5) business days after each occurrence, notice of any material adverse change in the business, assets, Intellectual Property Rights, management, operations or financial condition of the Company; and
                  (e) Reports and Other Information. Promptly upon receipt, publication, commencement or occurrence provide to each Purchaser copies of all consulting reports, notices of all material actions, suits or proceedings, copies of all accountant's reviews, and reports to management, and such other information as the Company shall make available to its directors or stockholders or the Purchasers shall reasonably request.


                                    ARTICLE V
                               REGISTRATION RIGHTS

         5.01. Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to the Qualified Public Offering, the Initial Public Offering or a demand for registration of any shareholder of the Company other than the Purchaser exercising registration rights with respect to the Preferred Stock) any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares, including each holder who has the right to acquire Registrable Shares, written notice of such determination and, if within fifteen (15) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder; provided, however, that the Company shall not so exclude any Registrable Shares held by the Series A Purchaser unless it has first excluded any securities to be offered and sold by directors, officers or other employees of the Company or by holders who do not have contractual, incidental rights to include such securities (collectively, "Excludable Shares"); provided, further, that as between the Company and holders of Registrable Shares, in no event shall the Registrable Shares included in such offering be limited to less than twenty-five percent (25%) of the aggregated shares offered. Any exclusion of Series A Preferred Stock or capital stock issued or issuable on conversion thereof, shall be made pro rata among the Series A Purchasers (or their assigns) seeking to include such shares, in proportion to the number of such shares sought to be included by such Purchasers (or their assigns). No incidental right under this Section 5.01 shall be construed to limit any registration required under Section 5.02. The obligations of the Company under this Section 5.01 may be waived at any time upon the written consent of holders of sixty percent (60%) in interest of the Series A Shares and shall expire on the tenth anniversary following the consummation of an Initial Public Offering.

         5.02. Required Registration. If on any occasion one or more holders of at least sixty percent (60%) of the Series A Shares shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least thirty percent (30%) of the Registrable Shares, the Company will so notify all holders of Registrable Shares, including all holders who have a right to acquire Registrable Shares. Upon written request of any holder given within fifteen (15) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible. The Company shall not be required to effect more than one registration during any twelve (12) month period pursuant to this Section 5.02 and two such registrations in the aggregate. If the Company determines to include shares to be sold by it or by other selling shareholders in any registration request pursuant to this Section 5.02, such registration shall be deemed to have been a "piggy back" registration under Section 5.01, and not a "demand" registration under this Section 5.02 if the holders of Registrable Shares are unable to include in any such registration statement eighty-five percent (85%) of the Registrable Shares initially requested for inclusion in such registration statement. The Company shall not be required to effect a registration pursuant to this Section 5.02 unless the minimum market value of any offering and registration of Registrable Shares made pursuant thereto is at least $1,000,000, before calculation of underwriting discounts and commissions. The holders of Registrable Shares may not exercise their rights under this Section 5.02 until the earlier to occur of (i) 30months following the date of the Closing or (ii) 90 days after the effectiveness of any registration statement covering the Initial Public Offering.

         5.03. Registrations on Form S-3. In addition to the rights provided the holder of Registrable Shares in Sections 5.01 and 5.02 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more holders of at least sixty percent (60%) of the Series A Shares, the Company will so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 5.03 unless the market value of the Registrable Shares to be sold in any such registration shall be estimated to be at least $500,000 at the time of filing such registration statement, and further provided that the Company shall not be required to effect more than one (1) registration during any twelve
(12) month period pursuant to this Section 5.03.

         5.04. Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or one year in the case of a "shelf" registration statement on Form S-3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

         5.05. Indemnification of Holder of Registrable Shares. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

         Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling Person, as the case may be, will notify the Company in writing of the commencement thereof (provided, that failure to so notify the Company shall not relieve the Company from any liability it may have hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

         Such holder of Registrable Shares, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Article V, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this
Section 5.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.05 provides for indemnification in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         5.06. Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds received by such holder of Registrable Shares sold in such registration.

         Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify such holder of Registrable Shares in writing of the commencement thereof (provided, that failure to so notify such holder shall not relieve such holder from any liability it may have hereunder), and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such holder of Registrable Shares shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized in writing by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any Person for any settlement of any such action effected without such holder's written consent.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company exercising its rights under this Article V, makes a claim for indemnification pursuant to this Section 5.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 5.06 provides for indemnification, in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         5.07. Exchange Act Registration. If the Company at any time shall list any class of equity securities of the type which may be issued upon the conversion of the Preferred Stock on any national securities exchange and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange and maintain such listing of, the Common Stock. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Shares without registration. After the occurrence of the Initial Public Offering, the Company agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

         5.08. Damages. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article V and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other Person entitled to the benefits of this Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

         5.09. Further Obligations of the Company. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                  (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

                  (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                  (c) Furnish to each selling holder a signed counterpart, addressed to the selling holders, of

                           (i) an opinion of counsel for the Company, dated the
effective date of the registration statement, and

                           (ii) "comfort" letters signed by the Company's
independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                  (d) Permit each selling holder of Registrable Shares or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

                  (e) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                  (f) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.; and

                  (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         Whenever under the preceding Sections of this Article V the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) convert all shares of Preferred Stock included in any registration statement to shares of Common Stock, such conversion to be effective at the closing of such offering pursuant to such registration statement.

         5.10. Expenses. In the case of each registration effected under Section 5.01, 5.02 or 5.03, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees and expenses and the reasonable fees and disbursements (such fees not to exceed $25,000) of one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of more than one counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares. The Company shall pay all expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to this Article V which is withdrawn, delayed or abandoned at the request of the Company, except if such withdrawal, delay or abandonment is caused by the fraud, material misstatement or omission of a material fact by a holder of Registrable Shares to be included in such registration.

         5.11. Approval of Underwriter. Any managing underwriter engaged in any registration made pursuant to Section 5.02 shall be a nationally recognized firm requiring the approval in writing of the holders of a majority of the Registrable Shares requesting such registration and the consent of the Company, which consent shall not be unreasonably withheld or delayed.

         5.12. Transferability. The rights to register securities granted by the Company under this Article V may be assigned by any holder of the Registrable Shares provided that (i) any assignee or transferee of the Registrable Shares acquires at least ten percent (10%) of the Registrable Shares purchased by the Purchaser on the date hereof and is not a competitor of the Company, or is a general or limited partner or officer or director of the Purchaser or its affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and personal representatives;; (ii) such transfer may otherwise be and is effected in accordance with applicable securities laws; and (iii) such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement, including, without limitation,
Section 5.13 hereof.

         5.13. "Lock-Up" Agreement.

                  (a) Initial Public Offering. Each holder of Registrable Shares agrees, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date of a registration statement filed pursuant to the Initial Public Offering, provided that:

                           (i) Such agreement shall apply only to the Initial
Public Offering; and

                           (ii) All holders of Registrable Shares, any other
security holders whose securities are included in such registration statement, and all officers, directors and Key Employees of the Company shall also enter into similar agreements.

         Such "lock-up" agreement shall be in writing and in form and substance satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 90-day period. No holder of Registrable Shares shall be so restricted unless all holders are similarly and proportionately restricted.

                  (b) Lock-Up after Initial Public Offering. Each holder of Registrable Shares agrees that in the event the Company proposes to offer for sale to the public any of its equity securities after the Initial Public Offering, and (1) if such holder of Registrable Shares is an "affiliate" of the Company (for example, because a general partner of a Purchaser is a director of the Company) or otherwise holds beneficially or of record ten percent (10%) or more of the outstanding equity securities of the Company; and (2) if requested by the Company and an underwriter of Common Stock or other securities of the Company; and (3) if all other "affiliates" and such 10% stockholders similarly situated are requested by the Company and such underwriter to sign, and actually do sign, any "Lock-Up Agreement" (as described herein), then it will not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, to the public in open market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date of the registration statement of the Company filed under the Securities Act. The Company agrees that it will sign a Lock-Up Agreement upon substantially similar terms and conditions in the event of a registration effected pursuant to Section 5.02 or 5.03 hereof. Such agreements shall be in writing and in form and substance reasonably satisfactory to the holder of Registrable Shares, the Company and such underwriter and pursuant to customary and prevailing terms and conditions.

         The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 90-day period.

         5.14. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under
Article V of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Purchaser would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 5.14 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

         5.15 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder of any securities of the Company the right to require the Company to initiate any registration of any securities of the Company. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Article V and with the rights of the holder provided in this Agreement. This Article V shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder if such rights are subordinate to the rights of a holder of Registrable Securities.


                                   ARTICLE VI
                             RIGHT OF FIRST REFUSAL


         6.01. Right of First Refusal. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to the Purchaser as follows: The Company shall offer to sell to Purchaser (a) that portion of the Offered Securities up to an aggregate price of $1,000,000 in any investment next succeeding the investment by Purchaser pursuant hereto (the "Next Round Investment") and (b) in respect of any next succeeding investment or any investment thereafter that portion of the Offered Securities as the number of shares of Preferred Stock and Conversion Shares then held by Purchaser bears to the total number of shares of Preferred Stock and Conversion Shares held by all Purchasers (the "Basic Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchaser (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt of the Offer.

         6.02. Notice of Acceptance. Notice of Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing signed by Purchaser and delivered to the Company prior to the end of the 30-day period of such offer, setting forth such of the Purchaser's Next Round Investment or Basic Amount as the Purchaser elects to purchase.

         6.03. Conditions to Acceptances and Purchase.

                  (a) Permitted Sales of Refused Securities. In the event that a Notice of Acceptance are not given by the Purchaser in respect of all the Offered Securities, the Company shall have ninety (90) days from the end of said 30-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                  (b) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then Purchaser may reduce the number of shares or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 6.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchaser in accordance with Section 6.01.

                  (c) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, the number of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchaser and its counsel.

         6.04. Further Sale. In each case, any Offered Securities not purchased by the Purchaser or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the Purchaser under the procedures specified in Section 6.01, 6.02 and 6.03.

         6.05. Termination and Waiver of Right of First Refusal. The rights of the Purchaser under this Article VI may be waived only upon the prior written consent of the holders of two-thirds in interest of the Preferred Stock and shall terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned on the consummation of the Initial Public Offering.

         6.06. Exception. The rights of the Purchaser under this Article VI shall not apply to:

                  (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                  (b) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

                  (c) the Conversion Shares;

                  (d) up to 210,080 shares of Common Stock, or options exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans approved by two-thirds of the members of the Compensation Committee (including any Investor Director on such committee), or if no such committee, by two-thirds of the members of the Board of Directors of the Company (including a majority of the Investor Directors).

         Each of the foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.


                                   ARTICLE VII
                        DEFINITIONS AND ACCOUNTING TERMS

         7.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accredited Investor" shall have the meaning assigned to that term in Rule 501 under the Securities Act.

         "Agreement" means this Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

         "Basic Amount" shall have the meaning assigned to that term in Section 6.01.

         "Board of Directors" means the board of directors of the Company as constituted from time to time.

         "Closing" shall have the meaning assigned to that term in Section 1.03.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

         "Common Stock" includes (a) the Company's Common Stock, $.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Articles of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" means Water Online, Inc., a Pennsylvania corporation, and its successors and assigns.

         "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles consistently applied throughout reporting periods.

         "Conversion Shares" shall have the meaning assigned to that term in
Section 1.02 of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

         "Indebtedness" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

         "Initial Public Offering" means the first underwritten public offering of Common Stock of the Company for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form S-18 or their then equivalents.

         "Intellectual Property Rights" means any and all, whether domestic or foreign, patents, patent applications, patent right, trade secrets, confidential business information, formula, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

         "Investor Directors" means those directors of the Company who are representatives of the Series A Purchaser.

         "Key Employee" means and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or any other individual so designated by the Board of Directors of the Company or by a majority of the Investor Directors.

         "Nondisclosure Agreement" shall have the meaning assigned to that term in Section 2.02(i).

         "Notice of Acceptance" shall have the meaning assigned to that term in
Section 6.02.

         "Offer" shall have the meaning assigned to that term in Section 6.01.

         "Offered Securities" shall have the meaning assigned to that term in
Section 6.01.


         "Person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

         "Preferred Shares" shall have the meaning assigned to that term in
Section 1.01.

         "Purchaser" shall have the meaning assigned to that term in Section
1.01 of this Agreement and shall include the original Purchaser and also any other holder of any of the Shares.

         "Qualified Public Offering" means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate gross proceeds to the Company exceed $15,000,000 and in which the price per share of such Common Stock equals or exceeds $4.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

         "Refused Securities" shall have the meaning assigned to that term in
Section 6.03.

         "Registrable Shares" shall mean and include (i) the Conversion Shares; and (ii) the shares of capital stock of the Company acquired by the Purchaser pursuant to Article VI hereof or any shares of capital stock of the Company acquired after the date hereof by Purchaser, including shares of Common Stock issuable on the conversion of other securities acquired by the Purchaser pursuant to Article VI hereof or otherwise; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act; or capital stock otherwise acquired primarily as, or acquired pursuant to exercise of options or rights granted to any employee primarily as, compensation for employment or services and not for a cash investment in the Company. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include the Conversion Shares even if such conversion has not yet been effected.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

         "Series A Preferred Stock" means the Series A Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in Exhibit A2 hereto.

         "Series A Shares" shall have the meaning assigned to that term in
Section 1.01 of this Agreement.

         "Shares" means, collectively, the Preferred Shares and the Conversion Shares.

         "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

         "Stock Restriction Agreement" shall have the meaning assigned to that term in Section 4.01(g) of this Agreement.


         7.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                  ARTICLE VIII
                               DISPUTE RESOLUTION

         8.01. Good-Faith Negotiations.

                  (a) If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the dispute between them through these face-to-face negotiations within 20 days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the other of the existence of such dispute, then any such disputes shall be resolved in the following manner.

                  (b) Mediation. The parties shall endeavor to resolve any dispute arising out of or relating to this Agreement by mediation under the CPR Mediation Procedures for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

                  (c) Resolution of Disputes.


                           (i) Any action, suit or proceeding where the amount
in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to this Agreement, the Voting and Stock Restriction Agreement or any other agreement executed in connection herewith or the breach, termination or validity thereof which has not been resolved by mediation as provided herein within [90] days of the Notice Date, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (B) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (C) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (D) waives, and agrees not to plead or to make any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (E) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (F) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement or any other agreement executed in connection herewith or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.

                           (ii) In the event any action, suit or proceeding
where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

                           (iii) If a Summary Proceeding is not available to
resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware, including such law in respect of the statute of limitations. The arbitration shall be conducted at the Association's regional office located in Philadelphia, Pennsylvania by three arbitrators, at least one of whom shall be knowledgeable in venture capital investments, one of whom shall be an attorney and one of whom shall be a member of a "Big Six" accounting firm familiar with businesses engaged in [software design, programming and implementation]. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any such disputes. Judgment upon the arbitrators' aware may be entered and enforced in any court of competent jurisdiction.

                  (d) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceeding.

                  (e) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.02. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Series A Shares and Conversion Shares issued upon conversion thereof and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 8.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth in Exhibit 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

         If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth in Exhibit 1.01 hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

         If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section.

         All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered or certified mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch.

         9.04. Costs, Expenses and Taxes. As a condition precedent to the Closing, the Company agrees to pay at the Closing in connection with the preparation, execution and delivery of this Agreement and the issuance of the Preferred Shares at the Closing, the reasonable fees, not to exceed $20,000, and other out-of-pocket expenses of special counsel for the Purchaser. In addition, the Company shall pay the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the Purchaser in connection with any amendment or waiver to this Agreement (initiated by the Company) or the successful enforcement of this Agreement by the Purchaser. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         9.05. Binding Effect; Assignment. Except as provided in Section 5.12, this Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Shares.

         9.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         9.07. Prior Agreements. This Agreement, the terms of the Preferred Stock, and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         9.08. Severability. The provisions of this Agreement, the Voting and Stock Restriction Agreement, the Noncompetition Agreements and the terms of the Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, the Voting and Stock Restriction Agreement, the Noncompetition Agreements or the terms of the Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Voting and Stock Restriction Agreement, the Noncompetition Agreements or the terms of the Preferred Stock; but this Agreement, the Voting and Stock Restriction Agreement, the Noncompetition Agreements and the terms of the Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         9.09. Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that the Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Preferred Shares or Conversion Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 9.09, (iii) to any affiliate or partner of the Purchaser and (iv) as required by applicable law.

         9.10. Public Announcements. The Company shall not use the Purchaser's name or refer to the Purchaser directly or indirectly in connection with the Purchaser's relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with the Purchaser's prior written consent. [The parties agree that there will be no press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby unless required by law.] If the Company determines that it is required by law to file this Agreement with the SEC, it shall at a reasonable time before making any such filing, consult with the Purchaser regarding such filing and seek confidential treatment for such portions of the Agreement as may be requested by the Purchaser.

         9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

         9.12. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.14. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed as of the date first above written.


                                                    WATER ONLINE, INC.


                                                    By: Michael P. McNulty

                                                    Title: President


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

                                                  INTERNET CAPITAL GROUP, L.L.C.


                                                  By: Ivan Inerfeld


                                                  Title: Principal







40